UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2020

DATTO HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39637	81-3345706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Merritt 7 Norwalk, CT		06851
(Address of principal executive offices)		(Zip Code)

888-995-1431

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MSP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On October 20, 2020, Datto Holding Corp. (the “Company”) priced the initial public offering (“IPO”) of its common stock, $0.001 par value per share (the “Common Stock”), at an offering price of $27.00 per share (the “IPO Price”), pursuant to the Company’s registration statement on Form S-1 (File No. 333-249122), as amended (the “Registration Statement”). On October 20, 2020, in connection with the pricing of the IPO, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and BofA Securities, Inc. (the “Representatives”), as representatives of the several underwriters listed on Schedule I thereto (the “Underwriters”), pursuant to which the Company agreed to offer and sell 22,000,000 shares of its Common Stock (the “Firm Shares”) at the IPO Price. The Underwriters were granted a 30-day option to purchase up to an additional 3,300,000 shares of Common Stock. The offering closed and the Firm Shares were delivered on October 23, 2020.

The Company made certain customary representations, warranties and covenants and agreed to indemnify the Underwriters against (or contribute to the payment of) certain liabilities, including liabilities under the Securities Act of 1933, as amended.

This description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement attached hereto as Exhibit 1.1, which is hereby incorporated by reference into this Item 1.01.

In connection with the consummation of the IPO, the Company entered into a Director Nomination Agreement, dated as of October 23, 2020, by and among the Company and the other signatories party thereto, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The terms of this agreement are substantially the same as the terms set forth in the form of such agreement filed as an exhibit to the Registration Statement and as described therein.

Item 3.03.	Material Modifications to Rights of Security Holders.

The description in Item 5.03 below of the Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2020, David Breach and Christina Lema were appointed to the Company’s board of directors. Information regarding the committees upon which these directors are expected to serve as directors, related party transactions involving any of these directors and the compensation plan in which such directors may participate were previously reported (as defined by Rule 12b-2 under the Exchange Act of 1934) in the Registration Statement.

On October 23, 2020, the Company entered into indemnification agreements with its directors and executive officers in connection with the closing of the IPO. These agreements will require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

These indemnification rights are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Third Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws, any agreement, or vote of stockholders or disinterested directors or otherwise.

The foregoing is only a summary of the material terms of the indemnification agreements, and is qualified in its entirety by reference to the form of indemnification agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 23, 2020, the Company’s Third Amended and Restated Certificate of Incorporation, in the form previously filed as Exhibit 3.1 to the Registration Statement, and the Company’s Amended and Restated Bylaws, in the form previously filed as Exhibit 3.2 to the Registration Statement, became effective. The Third Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed herewith as Exhibits 3.1 and 3.2 respectively, and are incorporated herein by reference. The descriptions and forms of the Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are substantially the same as the descriptions and forms set forth in and filed as exhibits to the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement, among Datto Holding Corp. and Morgan Stanley & Co. LLC and BofA Securities, Inc., as representatives for the underwriters named therein (incorporated by reference to Exhibit 1.1 to Datto Holding Corp.’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 14, 2020).

3.1	Third Amended and Restated Certificate of Incorporation of Datto Holding Corp. dated October 23, 2020.

3.2	Amended and Restated Bylaws of Datto Holding Corp., dated October 20, 2020.

10.1	Director Nomination Agreement, dated as of October 23, 2020, by and among the Company and the other signatories party thereto.

10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.11 to Datto Holding Corp.’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 29, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATTO HOLDING CORP.
Date: October 26, 2020	By:	/s/ Tim Weller
	Name:	Tim Weller
	Title:	Chief Executive Officer